EXHIBIT 12

FIRSTENERGY CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2007	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$627,832	$530,844
Interest and other charges, before reduction for amounts capitalized	389,877	347,415
Provision for income taxes	422,453	351,539
Interest element of rentals charged to income (a)	108,228	112,798

Earnings as defined	$1,548,390	$1,342,596

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest expense	$389,877	$343,100
Subsidiaries’ preferred stock dividend requirements	-	4,315
Adjustments to subsidiaries’ preferred stock dividends
to state on a pre-income tax basis	-	2,858
Interest element of rentals charged to income (a)	108,228	112,798

Fixed charges as defined	$498,105	$463,071

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.11	2.90

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(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2007	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$99,648	$123,039
Interest and other charges, before reduction for amounts capitalized	42,438	35,909
Provision for income taxes	44,985	73,337
Interest element of rentals charged to income (a)	41,916	44,831

Earnings as defined	$228,987	$277,116

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$36,168	$26,564
Other interest expense	6,269	9,034
Subsidiaries’ preferred stock dividend requirements	-	311
Adjustments to subsidiaries’ preferred stock dividends
to state on a pre-income tax basis	-	194
Interest element of rentals charged to income (a)	41,916	44,831

Fixed charges as defined	$84,353	$80,934

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.71	3.42

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(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2007	2006
	(Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$88,159	$73,986
Interest and other charges, before reduction for amounts capitalized	52,117	45,585
Provision for income taxes	72,362	62,190
Interest element of rentals charged to income (a)	4,351	3,474

Earnings as defined	$216,989	$185,235

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	42,653	36,467
Other interest expense	9,464	9,118
Interest element of rentals charged to income (a)	4,351	3,474

Fixed charges as defined	$56,468	$49,059

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.84	3.78

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(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12

METROPOLITAN EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2007	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$51,109	$57,991
Interest and other charges, before reduction for amounts capitalized	25,180	23,255
Provision for income taxes	38,408	40,759
Interest element of rentals charged to income (a)	968	725

Earnings as defined	$115,665	$122,730

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	14,428	17,470
Other interest expense	10,753	5,785
Interest element of rentals charged to income (a)	968	725

Fixed charges as defined	$26,149	$23,980

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.42	5.12

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(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2007	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$51,207	$38,606
Interest and other charges, before reduction for amounts capitalized	24,409	22,135
Provision for income taxes	38,638	28,518
Interest element of rentals charged to income (a)	1,536	1,567

Earnings as defined	$115,790	$90,826

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$14,039	$13,916
Other interest expense	10,371	8,219
Interest element of rentals charged to income (a)	1,536	1,567

Fixed charges as defined	$25,946	$23,702

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.46	3.83

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(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.